UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2013

Commission file number 001-16111

GLOBAL PAYMENTS INC.
(Exact name of registrant as specified in charter)

Georgia	58-2567903
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10 Glenlake Parkway, North Tower, Atlanta, Georgia	30328-3473
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:     (770) 829-8000

NONE
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 20, 2013, Global Payments Inc. (the “Company”) held its 2013 Annual Meeting of Shareholders (the “Annual Meeting”) at our offices in Atlanta, Georgia. The following is a summary of the matters voted on at that meeting.

(a)
The following directors were elected to serve as Class I directors until the Annual Meeting of Shareholders in 2016, or until their successors are duly elected and qualified or until their respective earlier resignation, retirement, disqualification, removal from office or death.

	Votes in Favor	Votes Withheld
Ruth Ann Marshall	59,805,197	2,496,490
John M. Partridge	60,915,542	1,386,144

(b)	The shareholders approved an advisory vote on the compensation of our named executive officers.

Votes in Favor	Votes Against	Abstain
59,550,234	2,398,700	352,752

(c)	The shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent public accountants for the year ended May 31, 2014.

Votes in Favor	Votes Against	Abstain
63,049,307	2,400,535	80,399

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Payments Inc.
(Registrant)

Date: November 22, 2013
By: /s/ David E. Mangum
David E. Mangum
Chief Financial Officer